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                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549


                          ----------------------


                                 FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES AND EXCHANGE ACT OF 1934



                              OCTOBER 6, 1997
                              Date of Report
                     (Date of earliest event reported)



                   CITADEL COMPUTER SYSTEMS INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)




           DELAWARE                       0-08718                75-2242792
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                      Identification No.)




     3811 TURTLE CREEK BOULEVARD, SUITE 600, DALLAS, TEXAS 75219-4421
                  (Address of Principal Executive Office)


                              (214) 520-9292
           (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS

     On October 6, 1997, Citadel Computer Systems Incorporated ("Citadel") closed a Purchase Agreement (the "Agreement") with CORESTAFF, Inc. ("CORESTAFF") wherein CORESTAFF purchased 2,500,000 shares of Common Stock of Citadel, par value $.01 per share, for $750,000, together with other valuable consideration.

     Pursuant to the Agreement, CORESTAFF also received warrants to purchase 1,000,000 shares of the Common Stock of Citadel at a purchase price of $4.00 per share and to purchase 1,000,000 shares of the Common Stock of Citadel at a purchase price of $5.00 per share for a ten-year term.

     Pursuant to the Agreement, Citadel and CORESTAFF also entered into a registration rights agreement (the "Registration Agreement") for Citadel's Common Stock acquired by or acquirable by CORESTAFF. The Registration Agreement provides that CORESTAFF has the right to require Citadel to register CORESTAFF's shares of Common Stock for resale with the Securities and Exchange Commission at the election of CORESTAFF at any time after October 6, 1998. In addition, the Registration Agreement also provides CORESTAFF with the right to participate in any public offering of equity securities effected by Citadel. All costs of such registrations (other than selling expenses or underwriting discounts) are at Citadel's expense.

     Pursuant to the Agreement, Kenneth R. Johnsen, an executive officer of CORESTAFF, has been elected to Citadel's Board of Directors. In addition, so long as CORESTAFF owns more than 5% of Citadel's Common Stock, CORESTAFF has the right to approve, which approval can not be unreasonably withheld, certain fundamental transactions involving Citadel, including dividends, sales or redemptions of stock in excess of certain thresholds, mergers and acquisitions, affiliated transactions, sales of substantial assets, changes in the nature of the business, incurrence of additional funded indebtedness and liquidation.

     The Agreement also contemplates that CORESTAFF will provide core technology and development services to Citadel through its subsidiary, Millennium Computer Corporation, and that each company will cross-sell the other company's products and/or services. Citadel and Millennium entered into a Software Development Services Agreement wherein Millennium will provide software development and related services to Citadel and supplement Citadel's research and development activities at their standard customer rates, less a ten percent (10%) discount, and Citadel will purchase a minimum of $250,000 of Millennium's development services through September 1, 1998.

     The Agreement also contemplates that Citadel and Millennium will enter into a Software License Agreement with respect to CORESTAFF's software product "First Step" on an exclusive basis on terms to be negotiated. It is also contemplated that Millennium will further develop and integrate First Step with Citadel's technology to create a secure desktop environment for networks and internet/intranet users. The Agreement further contemplates that Citadel and CORESTAFF will also enter into a Citadel Products Sales Agreement wherein CORESTAFF will sell Citadel's products.

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     Copies of the agreements are filed as exhibits to this Current Report on
Form 8-K and incorporated herein, and the disclosure in this Form 8-K is qualified in its entirety by reference to the attached exhibits.

     ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (C)  EXHIBITS.

     The following exhibits are furnished in accordance with Item 601 of Regulation S-B.

     2.1 Purchase Agreement, dated October 6, 1997, among CORESTAFF, Inc. and Citadel Computer Systems Incorporated. (without exhibits) (the exhibits and schedules to the Agreement have been omitted pursuant to
          Item 601(b)(2) of Regulation S-B).  (Incorporated by reference to
          Exhibit 10.10 to the Annual Report on Form 10-KSB for the fiscal year ended February 28, 1997).

     2.2 Warrant to Purchase 1,000,000 Shares of Common Stock of Citadel Computer Systems Incorporated for $4.00 per share (the Warrant to Purchase an additional 1,000,000 shares of Common Stock of Citadel Computer Systems Incorporated for $5.00 per share has been omitted because the terms are identical other than the exercise price of the Warrant).

     2.3  Registration Rights Agreement between Citadel and CORESTAFF.

     2.4 Software Development Services Agreement, dated October 6, 1997, by and between Millennium Computer Corporation and Citadel Computer Systems Incorporated.


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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CITADEL COMPUTER SYSTEMS INCORPORATED
                                                  (Registrant)



DATE: October 21, 1997               By: /s/  Steven B. Solomon
                                         --------------------------------------
                                         Steven B. Solomon,
                                         President and Chief Executive Officer

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                                 INDEX TO EXHIBITS


Exhibit
  No.                                                                    Page
-------                                                                  ----

 2.1 Purchase Agreement, dated October 6, 1997, among CORESTAFF, Inc. and Citadel Computer Systems Incorporated. (without exhibits) (the exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-B). (Incorporated by reference to Exhibit 10.10 to the Annual Report on Form 10-KSB for the fiscal year ended February 28,
       1997).

 2.2 Warrant to Purchase 1,000,000 Shares of Common Stock of Citadel Computer Systems Incorporated for $4.00 per share (the Warrant to Purchase an additional 1,000,000 shares of Common Stock of Citadel Computer Systems Incorporated for $5.00 per share has been omitted because the terms are identical other than the exercise price of the Warrant).

 2.3   Registration Rights Agreement between Citadel and
       CORESTAFF.

 2.4   Software Development Services Agreement, dated
       October 6, 1997, by and between Millennium Computer
       Corporation and Citadel Computer Systems Incorporated.